Exhibit 99.1

Rentech Begins $500,000 Coal to Clean Fuels Engineering Design Project

with the Wyoming Business Council

Denver, Colorado- Rentech, Inc. (AMEX:RTK) announced today that it has entered into a contract with the Wyoming Business Council to perform an engineering design and economic analysis for a Fischer-Tropsch (FT) gas-to-liquids (GTL) plant utilizing Wyoming coal as feedstock.

The analysis will evaluate the economic viability of constructing a mine-mouth plant capable of producing 10,000 barrels per day of ultra-low sulfur FT diesel (FTD) for distribution in Wyoming, California and other Western States. It is estimated to require about 3 million tons per year of Wyoming coal for every 10,000 BPD unit constructed. The project is funded by a $500,000 award from the State of Wyoming under a Department of Energy fund.

Expected to be completed in approximately six months, the analysis will include a review of the available gasification technologies suitable for Wyoming coal and the California market for FTD, thereby expanding Wyoming’s role as a major player in producing clean transportation fuels for US energy needs. The study will also attempt to establish typical criteria required for funding, potential partnering, and the most effective use of private and governmental pathways to bring the project to commercialization. FTD has been the subject of several conferences and studies of late by the California Energy Commission and the California Air Resources Board because of its potential for improving environmental emissions. As such, government entities like Caltrans and others are actively looking for potential suppliers of this approved domestic alternative fuel.

Claude Corkadel, Vice President of Strategic Projects for Rentech, Inc., commenting on the Wyoming coal FTD analysis stated: “Rentech would like to thank Wyoming Governor Dave Freudenthal and the Wyoming Business Council for their extraordinary support of this project. We are very excited to work with Wyoming to confirm the economic viability of converting its low cost coal into ultra-clean transportation fuels. Given the high cost of energy the United States is experiencing, this project is very timely. California and other Western States are searching for new alternative clean fuels which achieve the twin goals of reducing vehicle emissions and US dependence on imported petroleum fuels. Projects of this scale appear to make sense from an economic, environmental and national security perspective.”

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells. FTD made from the Rentech Process Technology and coal-derived synthesis gas, a combination of hydrogen and carbon monoxide, is inherently cleaner than conventional petroleum diesel fuel, with sulfur and aromatic contents below detectable limits and in some instances may be free of these components.

Statements made in this release and the information incorporated by reference into this release that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech’s results include the availability of financing for the project, the decision of others as to proceeding with the project, the timing of various phases of the project, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports. These reports are available, free of charge on Rentech’s website at www.rentechinc.com. Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Rentech’s reports can be accessed through the investor relations section of its web site.